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                                                                  Exhibit 10.21


                           J&L SPECIALTY STEEL, INC.

                               THIRD AMENDMENT TO
                        SENIOR MANAGEMENT INCENTIVE PLAN

                          DATED AS OF JANUARY 1, 1997


        The J&L Specialty Steel, Inc. Senior Management Incentive Plan as amended and restated on January 1, 1992 and as further amended as of January 1, 1993 and January 1, 1996, is hereby amended by this Third Amendment effective January 1, 1997 in the following respects, pursuant to the power to amend such plan contained in Article 5.5 thereof:

        1. Section 2.1(f) of the Plan, defining Net Operating Assets, will be amended to add the following paragraph to the end thereof:

           For calendar year 1997, all capital costs associated with the direct roll anneal and pickle line project at the Corporation's Midland Plant (the "DRAP Line") will not be included in the definition of assets.

        2. Section 2.1(g) of the Plan, defining Operating Income, will be amended to add the following new paragraph to the end thereof:

           For calendar year 1997, the following amounts will be added (i) the amount of depreciation related to the DRAP Line, and (ii) Twelve Million Dollars ($12,000,000).

        3. Except as expressly provided in this Third Amendment, and as previously amended, all of the terms and conditions of the Plan remain in full force and effect.

        IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to be executed by its duly authorized officers this 22nd day of January, 1997, effective as of January 1, 1997.


ATTEST:                                 J&L SPECIALTY STEEL, INC.


/s/ KIRK F. VINCENT                     /s/ PHILIPPE CHOPPIN DE JANVRY
----------------------------            ---------------------------------
    Kirk F. Vincent                         Philippe Choppin de Janvry
    Secretary                               Chairman